Exhibit 11

DATA RESEARCH ASSOCIATES, INC. AND SUBSIDIARIES

Statement Re: Computation of Per Share Earnings

                                                  Year ended September 30
                                              -------------------------------
                                               1996        1995         1994
                                              ------      ------       ------
(In Thousands, Except Per Share Data)

Primary
-------

Average shares outstanding                     5,482       5,471        5,471

Net effect of dilutive stock options--based
  on the treasury stock method using average
  market price                                     -          23           16
                                               -----       -----        -----
TOTAL                                          5,482       5,494        5,487
                                               =====       =====        =====

Net Income                                    $4,454      $3,634       $2,941
                                               =====       =====        =====
Earnings per common and common
  equivalent share                            $  .81      $  .66       $  .54
                                               =====       =====        =====

Fully Diluted
-------------

Average shares outstanding                     5,482       5,471        5,471

Net effect of dilutive stock options--based
  on the treasury stock method using year-end
  market price, if higher than average market
  price                                           -           41           16
                                               -----       -----        -----
TOTAL                                          5,482       5,512        5,487
                                               =====       =====        =====

Net Income                                    $4,454      $3,634       $2,941
                                               =====       =====        =====
Earnings per common and common
  equivalent share                            $  .81      $  .66       $  .54
                                               =====       =====        =====

















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